Exhibit 4.1
MANNKIND CORPORATION
Issuer
And
WELLS FARGO BANK, N.A.
Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of December 12, 2006

i

ii

          THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of December 12, 2006, is between MannKind Corporation, a corporation duly organized under the laws of the State of Delaware (the “Company”), and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).
RECITALS
          WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of November 1, 2006 (the “Base Indenture” and together with this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of senior debt securities (the “Securities”) to be issued in one or more series by the Company;
          WHEREAS, the issuance and sale of up to $115,000,000 aggregate principal amount of the Company’s Senior Convertible Notes due 2013 has been authorized by resolutions adopted by the Board of Directors and the Pricing Committee of the Board of Directors of the Company;
          WHEREAS, Section 9.01(g) of the Base Indenture expressly permits the Company and the Trustee to enter into one or more supplemental indentures for the purposes of establishing the forms and terms of any Securities to be issued under the Indenture without the consent of the Holders of any Securities then outstanding;
          WHEREAS, the Company desires to supplement the provisions of the Base Indenture to provide for the issuance of the Securities under the terms of the Base Indenture as supplemented hereby; and
          WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this First Supplemental Indenture.
          NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee covenant and agree as follows:
Article 1.
Definitions and Incorporation by Reference
     Section 1.01 Definitions.
          All terms contained in this First Supplemental Indenture shall, except as specifically provided for herein or except as the context may otherwise require, have the meanings given to such terms in the Base Indenture. In the event of any inconsistency between the Base Indenture and the First Supplemental Indenture, this First Supplemental Indenture shall govern.
          Unless the context otherwise requires, the following terms shall have the following meanings:

          “Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.
          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.
          “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
          “Certificated Security” means a Security that is in substantially the form attached as Exhibit A hereto but that does not include the information called for by footnote 1 thereof or the attached schedule of exchanges.
          “Change of Control” means the occurrence of any of the following events from and after the Issue Date:
          (i) any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act or any successor provision to the foregoing), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of the Company’s Capital Stock, entitling that person to exercise 50% or more of the total voting power of all classes of the Company’s Voting Stock, other than (x) any acquisition by the Company, any Subsidiary of the Company or any of the Company’s employee benefit plans; (y) any acquisition during the lifetime of Mann by Mann or his estate, by any trust where Mann is the trustee or grantor, by any not-for-profit entity where the acquisition is directed by Mann or by any entity wholly-owned by Mann or his estate; provided that the total beneficial ownership of all such Persons, together with the Persons in (z), does not exceed 70% or more of the total voting power of all shares of the Company’s Voting Stock; and (z) any acquisition by any Person so long as the shares acquired by such Person are acquired directly from one of the Persons listed in (y) and no consideration is paid in connection with such acquisition;
          (ii) the Company consolidates with, or merges with or into, another person (as such term is used in Section 13(d)(3) of the Exchange Act) or any person consolidates or merges with or into the Company, or the Company conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets to another person, other than (x) any transaction that (A) does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock, and (B) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Voting Stock of the continuing or surviving entity of such transaction; or (y) any merger solely for the purpose of changing the Company’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

          (iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or
          (iv) the Company’s stockholders approve a plan of liquidation or dissolution.
          Notwithstanding anything to the contrary set forth herein, a Change of Control will be deemed not to have occurred if, in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in a transaction or transactions otherwise constituting a Change of Control consists of shares of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq Global Market, or which will be so traded or quoted when issued or exchanged in connection with the transaction or transactions, and as a result of the transaction or transactions the Securities become convertible solely into such common stock.
          “Common Stock” means the common stock of the Company, par value $0.01 per share.
          “Company” means the party named as such in the first paragraph of this First Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Company.
          “Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.
          “Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 44.5002 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.
          “Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.
          “Depositary” means The Depository Trust Company, its nominees and their respective assigns.
          “Ex-Dividend Date” means, in respect of an issuance, a dividend or distribution to holders of Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
          “Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.
          “Final Maturity Date” means December 15, 2013.

          “Fundamental Change” means the occurrence of either a Change of Control or a Termination of Trading.
          “Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.
          “Fundamental Change Purchase Price” of any Security, means 100% of the principal amount of the Security to be repurchased plus unpaid interest, if any, accrued and unpaid to, but excluding, the Fundamental Change Purchase Date.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, and (3) such other statements by such other entity as approved by a significant segment of the accounting profession.
          “Global Security” means a Security in global form that is in substantially the form attached as Exhibit A hereto and that includes the information called for in footnote 1 thereof and the schedule of exchanges and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
          “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.
          “Indenture” means, collectively, the Base Indenture and First Supplemental Indenture as the same may be amended or supplemented from time to time pursuant to the terms of the First Supplemental Indenture and the Base Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.
          “Interest Payment Date” means the dates set forth in the form of Security set forth as Exhibit A hereto.
          “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
          “Last Reported Sale Price” means on any Business Day or Trading Day, the reported last sale price per share of the Company’s Common Stock (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the Nasdaq Global Market or, if the Company’s Common Stock (or the applicable security) is not quoted on the Nasdaq Global Market, as reported by the principal national securities exchange on which the Company’s Common Stock (or such other security) is listed, or if no such prices are available, the Last Reported Sale Price per share shall be the fair value of a share of Common Stock (or such other security) as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).

          “Mann” means the individual Alfred E. Mann.
          “Maturity” means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by acceleration, conversion exercise of a repurchase right or otherwise.
          “Officer’s Certificate” means a certificate signed by any Officer. Each such certificate shall include the statements provided for in Section 13.07 Base Indenture, if and to the extent required by the provisions thereof.
          “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.
          “Regular Record Date” means, with respect to each Interest Payment Date, the dates set forth in the form of Security set forth as Exhibit A hereto.
          “Rights” means any common stock or preferred stock purchase right or warrant, as the case may be, that all or substantially all shares of Common Stock may be entitled to receive under a Rights Plan.
          “Rights Plan” means any common stock or preferred stock rights plan or any similar plan adopted by the Company after the date hereof.
          “Securities” means the 3.75% Senior Convertible Notes due 2013, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this First Supplemental Indenture.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
          “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.
          “Stock Price” means the price paid per share of the Company’s Common Stock in connection with a Fundamental Change as determined pursuant to Section 4.01(e).
          “Subsidiary” mean a corporation or other entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.
          “Termination of Trading” means the occurrence of the Company’s Common Stock (or other common stock for which the Securities are then convertible) not being listed for trading on a United States national securities exchange nor approved for listing on the Nasdaq Global Market or any similar United States system of automated dissemination of quotations of securities prices or approved for trading on an established automated over-the-counter trading market in the United States and no American Depositary Shares or similar instruments for the Company’s Common Stock are so listed or approved for listing in the United States.
          “Trading Day” means any day on which the Nasdaq Global Market or, if the Company’s Common Stock is not quoted on the Nasdaq Global Market, the principal national securities exchange on which the Company’s Common Stock is listed, is open for trading or, if the Company’s Common Stock is listed on the New York Stock Exchange, a day on which trades may be made on such market or, if the applicable Security is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
          “Trustee” means the party named as such in the first paragraph of this First Supplemental Indenture until a successor replaces it in accordance with the provisions of the Indenture, and thereafter means the successor.
          “Underwriters” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc.
          “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.
     Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	2.06	(g)
“Bankruptcy Law”	7.01
“Base Indenture”	Recitals
“Conversion Agent”	2.04
“Conversion Date”	4.02	(a)
“Event of Default”	7.01
“First Supplemental Indenture”	Preamble
“Fundamental Change Company Notice”	3.02	(b)
“Fundamental Change Purchase Date”	3.02	(a)
“Fundamental Change Repurchase Notice”	3.02	(c)
“Indenture”	Recitals
“Make Whole Premium”	4.01	(e)
“Purchase Agreement”	2.01
“Receiver”	7.01	(a)
“Reference Property”	4.10
“Special Interest”	5.02
“Spin-off”	4.06	(c)

Article 2.
The Series of Securities
     Section 2.01 Designation, Form and Dating.
          There is hereby authorized a series of unsecured senior convertible notes designated as “3.75% Senior Convertible Notes due 2013.” The Securities are being offered and sold pursuant to a Purchase Agreement, dated December 7, 2006 (the “Purchase Agreement”), between the Company and the Underwriters. The Securities shall rank pari passu with all of the Company’s other unsecured senior obligations.
          The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Securities attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture or the Base Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.
          Subject to Section 2.06 hereof, so long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by the Base Indenture, all of the Securities will be represented by one or more Global Securities. The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this First Supplemental Indenture and the Applicable Procedures.
          Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities.
     Section 2.02 Final Maturity Date; Interest.
          The Securities shall mature on the Final Maturity Date.
          The rate or rates at which the Securities shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Security set forth as Exhibit A hereto.
     Section 2.03 Amount of Series.
          The aggregate principal amount of Securities which may be authenticated and delivered under this First Supplemental Indenture is initially limited to $100,000,000 (or $115,000,000 if the Underwriters exercise in full their over-allotment option as set forth in the Purchase Agreement); provided that additional Securities with the same terms and with the same CUSIP numbers as the initial Securities may be issued in an unlimited aggregate principal amount from time to time thereafter as set forth pursuant to Section 2.04 of the Base Indenture; provided, further that no such additional Securities may be issued unless fungible with the initial Securities for U.S. federal income tax purposes.
     Section 2.04 Registrar, Paying Agent, Conversion Agent and Trustee.
          In addition to Section 2.05 and Section 4.02 of the Base Indenture, (i) the Company hereby initially designates the Trustee as Security Registrar for the Securities and (ii) the Company shall maintain an office or agency where Securities may be presented for conversion (the “Conversion Agent”). The Company hereby initially designates the Trustee as the Conversion Agent. The Company further designates the Corporate Trust Office as its office where the Securities may be:
     (1) presented or surrendered for payment;
     (2) surrendered for registration of transfer or exchange; and
     (3) surrendered for conversion; and
     (4) where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.
          The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 9.02 hereof, the Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, without service charge. The Company will give prompt written notice to the Trustee, and notice to the Holders, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.
          If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office.

          The Company may also from time to time designate one or more Conversion Agents and from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of such Conversion Agent.
          The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture and this First Supplemental Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Conversion Agent or other Agent acting hereunder.
     Section 2.05 Conversion Agent to Hold Shares in Trust.
          The Company shall require each Conversion Agent other than the Trustee to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock held by the Conversion Agent for the delivery of Common Stock when due upon conversion, and will notify the Trustee in writing of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon such acknowledgement by the Trustee of its receipt of any such payment, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.
     Section 2.06 Global Securities.
          (a) Each Global Security authenticated under this First Supplemental Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this First Supplemental Indenture.
          (b) Notwithstanding any other provisions of this First Supplemental Indenture, the Base Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.11 of the Base Indenture and this Section 2.06. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (b) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this First Supplemental Indenture unless and until such Security has been registered in the name of such Person.
          (c) Notwithstanding any other provisions of this First Supplemental Indenture, the Base Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the

Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (ii) the Company by written notice to the Trustee elects to issue the Securities in definitive registered form in exchange for all or any part of the Securities represented by the Global Security or (iii) there is or continues to be an Event of Default and the Registrar receives notice from the Depositary for the issuance of definitively registered Securities in exchange for the Global Security. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
          (d) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, and shall be registered in such names and be in such authorized denominations as the Depositary shall designate. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
          (e) Subject to the provisions of Section 2.06(g) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this First Supplemental Indenture or the Securities.
          (f) In the event of the occurrence of any of the events specified in Section 2.06(c) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.
          (g) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this First Supplemental Indenture or the Base Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

          (h) At such time as all interests in a Global Security have been repurchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.08 of the Base Indenture. At any time prior to such cancellation, if any interest in a Global Security is repurchased, converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.
Article 3.
Repurchase of Securities
     Notwithstanding Article 3 of the Base Indenture, the following Article 3 shall apply for purposes of this First Supplemental Indenture and the Securities.
     Section 3.01 No Optional Redemption.
     No sinking fund is provided for the Securities. The Securities will not be redeemable at the Company’s option.
     Section 3.02 Repurchase of Securities at Option of the Holder upon a Fundamental Change.
          (a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Purchase Price, on the date specified by the Company that is not less than 20 days and not more than 35 days after the date of the Fundamental Change Company Notice pursuant to subsection 3.02(b) (the “Fundamental Change Purchase Date”).
          (b) On or before the tenth day after the Fundamental Change Effective Date, the Company, or, at the written request of the Company, the Trustee, shall mail a written notice of the occurrence of the Fundamental Change, and of the repurchase right arising therefrom, to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. The Fundamental Change Company Notice shall set forth the Holder’s right to require the Company to purchase the Securities and specify:
     (1) the events causing such Fundamental Change;
     (2) the date of such Fundamental Change;

     (3) the last date by which the Fundamental Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.02;
     (4) the Fundamental Change Purchase Price;
     (5) the Fundamental Change Purchase Date;
     (6) the name and address of each Paying Agent and Conversion Agent;
     (7) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;
     (8) that the Securities with respect to which a Fundamental Change Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of the Indenture; and
     (9) the procedures that the Holder must follow to require the Company to repurchase its Securities under this Section 3.02.
          At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the Company makes such request at least three (3) Business Days prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.02; provided, further, that the text of such Fundamental Change Company Notice shall be prepared by the Company. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.
          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise its right to cause the Company to repurchase such Holder’s Securities pursuant to this Section 3.02.
          (c) A Holder may exercise its rights specified in Section 3.02 upon delivery of (1) the Security to be repurchased, duly endorsed for transfer, together with (2) a duly completed notice (which shall be in substantially the form entitled “Fundamental Change Repurchase Notice” and set forth on the reverse of the Security and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time on or before the close of business on the Fundamental Change Purchase Date, subject to extension to comply with applicable law.
     (1) The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be repurchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, and (C) that such

Security shall be repurchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this First Supplemental Indenture.
     (2) The delivery of a Security for which a Fundamental Change Repurchase Notice has been timely delivered to any Paying Agent, on or before the Business Day immediately preceding the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.
     (3) The Company shall only be obliged to purchase, pursuant to this Section 3.02, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this First Supplemental Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).
     (4) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice.
     (5) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.
     (6) A Holder may withdraw any Fundamental Change Repurchase Notice in whole or in part by written notice of withdrawal delivered to the Paying Agent on or before the close of business on the Fundamental Change Purchase Date. Such notice of withdrawal shall state: (A) the principal amount of the withdrawn Security, (B) the certificate number (if such Security is held other than in global form) of the withdrawn Security (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), and (C) the principal amount, if any, which remains subject to the Fundamental Change Repurchase Notice.
          (d) The Company shall deposit cash at the time and in the manner as provided in Section 3.04, sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities to be purchased pursuant to this Section 3.02.
     Section 3.03 Effect of Fundamental Change Repurchase Notice.
          Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Purchase Date (provided that the conditions in Section 3.02 have been satisfied) and (2) the time of book-entry transfer or delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.02(c), subject to extension to comply with applicable law.

     Section 3.04 Deposit of Fundamental Change Purchase Price.
          (a) On or before the close of business on the Business Day following the applicable Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.03 of the Base Indenture) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Purchase Date), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. Payment by the Paying Agent of the Fundamental Change Purchase Price following receipt of the Fundamental Change Purchase Price from the Company shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Securities.
          (b) If a Paying Agent holds, on the Business Day following the Fundamental Change Purchase Date, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered then, immediately following the applicable Fundamental Change Purchase Date, whether or not book-entry transfer of the Security is made or whether or not the Security is delivered to the Paying Agent, each such Security will cease to be outstanding, interest, including any additional interest, if any, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Security as aforesaid).
          (c) If a Fundamental Change Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
     Section 3.05 Repayment to the Company.
          To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Paying Agent shall return any such excess cash to the Company.
     Section 3.06 Securities Purchased in Part.
          Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

     Section 3.07 Compliance with Securities Laws upon Purchase of Securities.
          In connection with any offer to purchase of Securities under Section 3.02, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all applicable federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.02 through 3.05 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
     Section 3.08 Purchase of Securities in Open Market.
          The Company may purchase Securities in the open market, by tender at any price or pursuant to private agreements. The Company shall surrender any Security repurchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.08 of the Base Indenture.
     Section 3.09 Make Whole Premium.
          If there shall have occurred a transaction described in clauses (i) or (ii) of the definition of Change of Control, the Company shall pay a Make Whole Premium under certain circumstances as described in Section 4.01(e).
Article 4.
Conversion
     Section 4.01 Conversion Privilege and Conversion Rate.
          (a) The conversion rights pursuant to this Article 4 shall commence on the Issue Date of the Securities and expire at the close of business on the Final Maturity Date, subject to the provisions of this Indenture and, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Fundamental Change Purchase Date for such Security (unless the Company shall fail to make the Fundamental Change Purchase Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is purchased).
          (b) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
          (c) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

          (d) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(e) and Section 4.06.
          (e) If there shall have occurred a transaction described in clauses (i) or (ii) of the definition of a Change of Control, the Company shall calculate and pay a “Make Whole Premium” to the Holders of the Securities who convert their Securities during the period beginning 20 days before the anticipated Fundamental Change Effective Date until the close of business on the tenth Business Day immediately following the Fundamental Change Effective Date by increasing the Conversion Rate for such Securities. The number of additional shares of Common Stock per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by reference to the table set forth on Schedule A hereto, based on the Fundamental Change Effective Date and the Stock Price; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $200.00 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $17.42 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of the Company’s Common Stock receive only cash in the transaction, the Stock Price shall be the cash amount paid per share of the Company’s Common Stock in connection with the Fundamental Change. Otherwise, the Stock Price shall be equal to the average Last Reported Sale Price of the Company’s Common Stock over the 10 Trading Day period ending on the Trading Day immediately preceding, and excluding, the applicable Fundamental Change Effective Date.
          The Stock Prices set forth in the first column of the table on Schedule A will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted other than an adjustment pursuant to the Make Whole Premium described above. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof, other than as a result of an adjustment to the Conversion Rate by adding the Make Whole Premium as described above.
          Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 57.4051 per $1,000 principal amount as a result of this Section 4.01, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a) hereof.
          (f) By delivering the number of shares of Common Stock issuable on conversion to the Trustee, plus a cash payment for a fractional share, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed cancelled, extinguished and forfeited).

     Section 4.02 Conversion Procedure.
          (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security, or facsimile of such conversion notice, and deliver such notice to the Conversion Agent, which shall become irrevocable upon receipt by the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (4) pay an amount equal to the interest as required by Section 4.02(c) and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company will deliver the shares of Common Stock, without service charge, as promptly as practicable after the Conversion Date, but in no event later than five Business Days after the Conversion Date. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with clauses (3), (4) and (5) of this Section 4.02(a) and the Applicable Procedures as in effect from time to time.
          (b) The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this First Supplemental Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.
          (c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on the principal amount of such Securities being surrendered for conversion on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, such Securities shall also be accompanied by payment in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date (but excluding any overdue interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion). Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) with respect to which the Company has specified a Fundamental Change Purchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, or (b) after the last Regular Record Date prior to the Final Maturity Date, in either case, need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest on a converted Security.

          (d) Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this First Supplemental Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Securities so converted.
          (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.
     Section 4.03 Fractional Shares.
          No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Common Stock as of the Trading Day preceding the Conversion Date.
     Section 4.04 Taxes on Conversion.
          Except as provided in the next sentence, the Company will pay any and all documentary, stamp or similar issue or transfer tax due and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

     Section 4.05 Company to Provide Common Stock.
          (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.
          (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.
          (c) The Company will endeavor promptly to comply with all applicable federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.
     Section 4.06 Adjustment of Conversion Rate.
          The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

CR’	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately on or after (i) the Ex-Dividend Date for such dividend or distribution or (ii) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution of the type described in this Section 4.06(a) is declared but not so paid or made, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (b) If the Company distributes to all holders of Common Stock any rights or warrants entitling them to purchase, for a period of not more than 45 days after the Ex-Dividend Date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Business Day period ending on the Business Day immediately preceding the Ex-Dividend Date for such distribution, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Business Day period ending on the Business Day immediately preceding the Ex-Dividend Date for such distribution.

For purposes of this Section 4.06(b), in determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the average of the applicable Last Reported Sale Prices, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right or warrant described in this Section 4.06(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this Section 4.06(b) shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

          (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company to all holders of the Common Stock, excluding:
     (1) dividends or distributions referred to in clause (a) or (b) above;
     (2) dividends or distributions paid exclusively in cash; and
     (3) Spin-Offs to which the provisions set forth below in this clause (c) shall apply;
then the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Business Day period ending on the Business Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the average of the Fair Market Values (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock over the 10 consecutive Business Day period ending on the Business Day immediately preceding the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the Ex-Dividend Date for the applicable distribution.
With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of the Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Business Day immediately following, and including, the effective date of the Spin-Off will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the tenth Business Day immediately following, and including, the effective date of the Spin-Off;

CR’	=	the new Conversion Rate in effect immediately after the tenth Business Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Business Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Business Day period immediately following, and including, the effective date of the Spin-Off.
Such adjustment shall occur immediately after the tenth Business Day immediately following, and including, the effective date of the Spin-Off provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten Business Days following the effective date of any Spin-Off, references within the portion of this clause (c) related to “Spin-Offs” to 10 Business Days shall be deemed replaced with such lesser number of Business Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date.
If any such dividend or distribution described in this clause (c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (d) If any cash dividend or distribution is made to all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share of Common Stock of the Company distributes to holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this clause (d) shall become effective immediately after the Ex-Dividend Date for the applicable dividend or distribution. If any dividend or distribution described in this clause (d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Business Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where,

CR0	=
the Conversion Rate in effect at the close of business on the last Business Day of the 10 consecutive Business Day period commencing on the Business Day next succeeding the date such tender or exchange offer expires;

CR’	=
the new Conversion Rate in effect immediately following the last Business Day of the 10 consecutive Business Day period commencing on the Business Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer;

OS’	=
the number of shares of Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Business Day period commencing on the Business Day next succeeding the date such tender or exchange offer expires.
The adjustment to the Conversion Rate under this clause (e) shall become effective immediately following the tenth Business Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten Business Days following the date that any tender or exchange offer expires, references within this clause (e) to 10 Business Days shall be deemed replaced with such lesser number of Business Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.
     Section 4.07 When No Adjustment is Required.
          (a) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(a) shall be carried forward and taken into account in any subsequent adjustment and any carry forward amount shall be paid to the Holder upon conversion regardless of the 1% threshold. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share.
          (b) Without limiting the foregoing provisions of Section 4.06, no adjustment will be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s securities as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder, without having to convert its Securities. Further, if the application of the foregoing formulas in Section 4.06 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (except on account of share combinations).
          (c) No adjustment to the Conversion Rate will be made unless as specifically set forth in Section 4.06 and Section 4.01(e). Without limiting the foregoing, no adjustment to the Conversion Rate need be made:
     (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (2) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;
     (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (1) above and outstanding as of the Issue Date;
     (4) for a change in the par value of the Common Stock; or
     (5) for accrued and unpaid Interest (including any Special Interest);
     Section 4.08 Notice of Adjustment.

          Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
     Section 4.09 Notice of Certain Transactions.
          In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.
     Section 4.10 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.
          If any of the following events occur:
          (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
          (ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or
          (iii) any sale, conveyance or lease of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) (the “Reference Property”) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that each Security shall be convertible into the kind and amount of Reference Property which such Holder would have been entitled to receive upon such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease, the Reference Property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company will notify Holders of the weighted average as soon as practicable after such determination is made.
          Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease, the Reference Property receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof.
          In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of Reference Property that a holder of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive after any such transaction, and any adjustment to be made with respect thereto. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          The above provisions of this Section shall similarly apply to successive recapitalizations, reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.
          If this Section 4.10 applies to any event or occurrence, Section 4.06 hereof shall not apply.
          The Company shall not become a party to any such transaction unless its terms are consistent with the foregoing. None of the foregoing provisions shall affect the right of a Holder to convert the Securities as set forth in Section 4.01 prior to the effective time of such transaction.
     Section 4.11 Trustee’s Disclaimer.
          (a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and Opinion of Counsel, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. Unless and until the Trustee receives such Officer’s Certificate delivered pursuant to Section 4.08, the Trustee may assume without inquiry that no such adjustment has been made and the last Conversion Rate of which the Trustee has knowledge remains in effect. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of

Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.
          (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company are obligated to file with the Trustee pursuant to Section 4.10 and Section 6.01, respectively.
     Section 4.12 Voluntary Increase.
          Subject to Section 8.01(e), the Company from time to time may increase the Conversion Rate, to the extent permitted by law and subject to the stockholder approval requirements of The Nasdaq Global Market or such other United States securities exchange on which the Common Stock is traded, by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the best interests of the Company or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock, or rights to acquire stock, or similar event, and the Company provides 15 days’ prior written notice of any increase in the Conversion Rate to the Trustee and the Holders; provided, however, that in no event may the Company increase the Conversion Rate such that it causes the Conversion Price to be less than the par value of a share of Common Stock.
     Section 4.13 Rights Plan.
          To the extent that the Company has a Rights Plan in effect upon conversion of the Securities into Common Stock, the Holder will receive upon conversion of the Securities in respect of which the Company has elected to deliver Common Stock, if applicable, the Rights under the Rights Plan, unless prior to any conversion, the Rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 4.06(c) above, subject to readjustment in the event of the expiration, termination or redemption of such Rights. In lieu of any such adjustment, the Company may amend such applicable Rights Plan to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such Common Stock if the Rights had not become separated from the Common Stock under such applicable Rights Plan.
Article 5.
Covenants
     In addition to the covenants set forth in Article 4 of the Base Indenture the following covenants shall apply with respect to the Securities authorized and designated under this First Supplemental Indenture; provided, however that Section 4.06 of the Base Indenture shall not apply with respect to the Securities authorized and designated under this First Supplemental Indenture.

     Section 5.01 Payment of Principal and Interest.
          (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by the close of business on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02 and Section 3.05, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, Fundamental Change Purchase Price, and interest, in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of Fundamental Change Purchase Price, on the Business Day following the applicable Fundamental Change Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
          (b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose, which shall initially be at the Trustee’s Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal and interest in respect of any Certificated Security by check or wire transfer payable in such money; provided, further, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the register of the Securities; provided, further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as the Securities are is registered in the name of a Depositary or its nominee, all payments thereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Section 5.02 Corporate Existence
          Subject to Article 6 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 5.03 Payment of Taxes and Other Claims.
          The Company will promptly pay and discharge or cause to be paid and discharged all material taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its income or profits or upon any of its property, real or personal, or upon any part thereof, as well as all material claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves deemed by it adequate with respect thereto.
     Section 5.04 Reports.
          The Company shall deliver (which delivery may be via electronic mail) to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Section 314(a) of the TIA.
     Section 5.05 Compliance Certificate.
          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ending December 31, 2006 an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof. Within five Business Days of an Officer of the Company coming to have actual knowledge of a Default, regardless of the date, the Company shall deliver an Officer’s Certificate to the Trustee specifying such Default and the nature and status thereof.

Article 6.
Consolidation; Merger; Conveyance; Transfer or Lease
          Article 10 of the Base Indenture is hereby amended solely as it applies to the Securities, to read as follows:
     Section 6.01 Company May Consolidate, Etc., Only on Certain Terms.
          The Company may not, without the consent of the Holders, consolidate with, merge into or convey, transfer or lease all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to another Person unless:
          (a) either (1) the Company shall be the resulting or surviving corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by transfer or lease all or substantially all of the properties and assets of the Company, shall (i) be a corporation incorporated and existing under the laws of the United States of America or any State thereof or the District of Columbia and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the obligations of the Company under the Securities, this First Supplemental Indenture and the Base Indenture and the performance or observance of every covenant and provision of this First Supplemental Indenture and the Base Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture reasonably satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;
          (b) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
          (c) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 6.02 Successor Substituted.
          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities.
Article 7.
Default and Remedies
     Section 7.01 Events of Default.
          Notwithstanding Section 6.01 of the Base Indenture, the following Section 7.01 shall apply for purposes of this First Supplemental Indenture and the Securities.
          An “Event of Default” shall occur when any of the following occurs (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (a) the Company shall fail to pay when due the principal or any Fundamental Change Purchase Price of any Security when the same becomes due and payable whether at the Final Maturity Date, upon repurchase, acceleration or otherwise; or
          (b) the Company shall fail to pay an installment of interest, if any, on any of the Securities, which failure continues for 30 days after the date when due; or
          (c) the Company shall fail to deliver when due all shares of Common Stock, together with cash instead of fractional shares, and/or other property, if applicable, deliverable upon conversion of the Securities, which failure continues for 10 days; or
          (d) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities, this Supplemental Indenture or the Base Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or
          (e) (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $25,000,000 or (ii) there is an acceleration of any indebtedness for borrowed money in an amount in excess of $25,000,000 because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or
          (f) the Company fails to provide a Fundamental Change Company Notice in accordance with Section 3.02; or

          (g) a court having jurisdiction enters (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appoints a Receiver of the Company or of any substantial part of its property, or orders the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
          (h) the Company pursuant to or within the meaning of any Bankruptcy Law:
     (1) commences as a debtor a voluntary case or proceeding;
     (2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
     (3) consents to the appointment of a Receiver of it or for all or substantially all of its property;
     (4) makes a general assignment for the benefit of its creditors;
     (5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
     (6) consents to the filing of such a petition or the appointment of or taking possession by a Receiver.
          The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     Section 7.02 Acceleration of Maturity; Rescission and Annulment.
          Notwithstanding Section 6.02 of the Base Indenture, this Section 7.02 shall apply for purposes of this First Supplemental Indenture and the Securities.
          If an Event of Default with respect to outstanding Securities (other than an Event of Default specified in Section 7.01(d) hereof (solely with respect to the Company’s obligations under Section 5.05 as described below), Section 7.01(g) or 7.01(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Securities plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

          If an Event of Default specified in Section 7.01(g) or 7.01(h) hereof occurs, all unpaid principal of and accrued and unpaid interest on the outstanding Securities shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.
          Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 7.01(d) relating to the failure by the Company to comply with its obligations under Section 5.04 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on Securities at an annual rate equal to 0.25% of the principal amount of the Outstanding Securities (the “Special Interest”). The Special Interest will accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the obligations under Section 5.04 or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 7.04). On such 60th day (or earlier, if such Event of Default is cured or waived pursuant to Section 7.04 prior to such 60th day), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 7.04 prior to such 60th day, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of and accrued and unpaid interest and Special Interest on all such Securities to be due and payable immediately. This provision shall not affect the rights of the Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay Special Interest as the sole remedy for an Event of Default specified in Section 7.01(d) relating to the failure by the Company to comply with its obligations under Section 5.04 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify, in the manner provided for in Section 13.04 of the Base Indenture, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs. If Special Interest is payable under this Section 7.02, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of Special Interest that is payable and (ii) the date on which Special Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Special Interest is payable. If Special Interest has been paid by the Company directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
          The Holders of a majority in aggregate principal amount of the then-outstanding Securities by written notice to the Trustee may rescind and annul an acceleration and its consequences if:
          (1) all existing Events of Default, other than the nonpayment of principal of or interest on the Securities which has become due solely because of the acceleration, have been remedied, cured or waived, and
          (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

          provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 7.01(e) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 7.01(e) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.
     Section 7.03 Other Remedies.
          If an Event of Default with respect to outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities.
     Section 7.04 Waiver of Past Defaults.
          The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the then-outstanding Securities or (b) by the adoption of a resolution, at a meeting of Holders of the then-outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Securities represented at such meeting, may, on behalf of the Holders of all of the Securities, waive an existing Default or Event of Default, except a Default or Event of Default:
          (1) in the payment of the principal of or premium, if any, or interest on any Security (provided, however, that subject to Section 7.07 hereof, the Holders of a majority in aggregate principal amount of the then-outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration);
          (2) in respect of the right to convert any Security in accordance with Article 4; or
          (3) in respect of a covenant or provision hereof which, under Section 8.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 7.05 Control by Majority.
          Notwithstanding Section 6.06 of the Base Indenture, the Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Securities then outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Securities then outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Securities represented at such meeting, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:
          (a) conflicts with any law or with this Supplemental Indenture or the Base Indenture,
          (b) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or
          (c) in the Trustee’s reasonable judgment may expose the Trustee to personal liability.
          The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 7.06 Limitation on Suit.
          Notwithstanding Section 6.04 of the Base Indenture, no Holder of any Security shall have any right to pursue any remedy with respect to this Indenture or the Securities (including instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:
          (a) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;
          (b) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made written request to the Trustee to pursue the remedy;
          (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;
          (d) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and
          (e) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Securities then outstanding (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture).

     Section 7.07 Unconditional Rights of Holders to Receive Payment and to Convert.
          In addition to the other rights and remedies set forth in this Article 7 and in Article 6 of the Base Indenture, the following shall apply with respect to the Securities authorized and designated under this First Supplemental Indenture.
          Notwithstanding any other provision in this First Supplemental Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal amount, Fundamental Change Purchase Price, interest and Make Whole Premium, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this First Supplemental Indenture, and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, and shall not be impaired or affected without the consent of such Holder.
     Section 7.08 Collection of Indebtedness and Suits for Enforcement by the Trustee.
          The Company covenants that if:
          (a) a Default or Event of Default occurs in the payment of any interest on any Security when such interest becomes due and payable and such Default or Event of Default continues for a period of 30 days, or
          (b) a Default or Event of Default occurs in the payment of the principal of or premium, if any, on any Security at the Maturity thereof or any Fundamental Change Purchase Price, including any Make Whole Premium, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 7.02 hereof) on such Securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, in each case at the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.
          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 7.09 Trustee May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and of the Holders of Securities allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.06 of the Base Indenture.
          Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Security, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.
     Section 7.10 Restoration of Rights and Remedies.
          If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 7.11 Rights and Remedies Cumulative.
          Notwithstanding Section 6.05 of the Base Indenture, except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.07 of the Base Indenture, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 7.12 Delay or Omission Not Waiver.
          Notwithstanding Section 6.05 of the Base Indenture, no delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.
     Section 7.13 Application of Money Collected.
          Notwithstanding 6.03 of the Base Indenture, any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee;
          SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and
          THIRD: Any remaining amounts shall be repaid to the Company.

     Section 7.14 Undertaking for Costs.
          Notwithstanding Section 6.07 of the Base Indenture, all parties to this Supplemental Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Supplemental Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then outstanding, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or premium, if any, or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of exercise of a repurchase right in connection with a Fundamental Change, on or after the Fundamental Change Purchase Date) or for the enforcement of the right to convert any Security in accordance with Article 4.
     Section 7.15 Waiver of Stay or Extension Laws.
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 7.16 Notice of Default.
          Notwithstanding Section 7.14 of the Base Indenture, this Section 7.16 shall apply for purposes of this First Supplemental Indenture and the Securities.
          If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act notice of the Default or Event of Default within 90 days after it occurs and becomes known to the Trustee, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

Article 8.
Amendments; Supplements and Waivers
     Section 8.01 Without Consent of Holders.
          Notwithstanding the provisions of Section 9.01 of the Base Indenture, the Company and the Trustee may also amend or supplement this First Supplemental Indenture, the Base Indenture or the Securities without notice to or consent of any Holder of a Security for any of the following purposes:
          (a) add to the covenants of the Company for the benefit of the Holders of Securities;
          (b) surrender any right or power herein conferred upon the Company;
          (c) make provision with respect to the conversion rights of Holders of Securities pursuant to Section 4.10 hereof;
          (d) provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6 hereof;
          (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such increase) in any material respect;
          (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
          (g) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;
          (h) add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, however, that such action pursuant to this clause (h) does not adversely affect the interests of the Holders of Securities in any material respect; or
          (i) conform the Indenture and the form or terms of the Securities to the “Description of Notes” as set forth in the Prospectus Supplement dated December 7,2006 and filed with the SEC on December 7, 2006.
          After an amendment, supplement or waiver under this Section 8.01 becomes effective, the Company, or, at the written request of the Company, the Trustee, shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.

Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     Section 8.02 With Consent of Holders.
          Notwithstanding Section 9.02 of the Base Indenture, this Section 8.02 shall apply for purposes of this First Supplemental Indenture and the Securities.
          Except as provided below in this Section 8.02, this First Supplemental Indenture, the Base Indenture or the Securities may be amended or supplemented, and noncompliance by the Company in any particular instance with any provision of this Indenture or the Securities may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the then-outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Securities then outstanding at which a quorum is present, by the Holders of a majority in aggregate principal amount of the then outstanding Securities represented at such meeting.
          Without the written consent or the affirmative vote of each Holder of Securities affected, an amendment or waiver under this Section 8.02 may not:
          (a) change the Stated Maturity of the principal of, or the time of payment of any installment of interest on, any Security;
          (b) reduce the principal amount of any Security;
          (c) reduce the Interest Rate or interest on any Security;
          (d) change the currency of payment of principal of, premium, if any, or interest on any Security;
          (e) impair the right of any Holder to institute suit for the enforcement of any payment with respect to, or the conversion of, any Security;
          (f) except as permitted by Section 4.10 hereof, adversely affect the right to convert any Security as provided in Article 4 hereof;
          (g) adversely affect the right of Holders to require the Company to repurchase the Securities in the event of a Fundamental Change;
          (h) modify any of the provisions of this Section, Section 7.04 or Section 7.11, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Supplemental Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

          (i) reduce the requirements of Section 10.04 hereof for quorum or voting, or reduce the percentage in aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such amendment or the consent of whose Holders is required for any waiver provided for in this Supplemental Indenture.
          It shall not be necessary for any act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.
          After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company, or, at the written request of the Company, the Trustee, shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Article 9.
Satisfaction and Discharge
     Section 9.01 Satisfaction and Discharge of Indenture.
          Notwithstanding Section 11.01 of the Base Indenture, when:
          (a) The Company shall deliver to the Trustee for cancellation all Securities previously authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not previously canceled, or
          (b) (1) All the securities not previously canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and
                (2) The Company shall deposit with the Trustee, in trust, cash in U.S. dollars and/or Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, or interest on all of the Securities (other than any securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not previously canceled or delivered to the Trustee for cancellation, on the dates such payments of principal, premium, if any, or interest are due to such date of maturity or repurchase, as the case may be, and if, in the case of either clause (a) or (b), the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to: (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest on the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, promptly on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, that the Company shall promptly reimburse the Trustee for all amounts due the Trustee under Section 7.06 of the Base Indenture and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Securities.
     Section 9.02 Deposited Monies To Be Held in Trust.
          Notwithstanding Section 11.03 of the Base Indenture, subject to Section 9.03 hereof, all monies deposited with the Trustee pursuant to Section 9.01 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or repurchase of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. All monies deposited with the Trustee pursuant to Section 9.01 hereof (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon request of the Company.
     Section 9.03 Return of Unclaimed Monies.
          Notwithstanding Section 11.05 of the Base Indenture, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or accrued and unpaid interest that remains unclaimed for two years after the date upon which such payment shall have become due. Notwithstanding the foregoing, the Trustee and Paying Agent shall have the right to withhold payment of such money to the Company until the Trustee or Paying Agent at the expense of the Company publishes in a newspaper of general circulation in New York City, or mails to each Holder, a notice stating that such money shall be repaid to the Company if unclaimed after a date no less than 30 days from the publication of such press release or mailing of such notice. After payment to the Company, all liability of the Trustee and the Paying Agent with respect to such money shall cease, and Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

Article 10.
Meeting of Holders of Securities
     Section 10.01 Purposes for Which Meetings May Be Called.
          A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.
          Notwithstanding anything contained in this Article 10, the Trustee may, during the pendency of a Default or an Event of Default, call a meeting of Holders of Securities in accordance with its standard practices.
     Section 10.02 Call Notice and Place of Meetings.
          (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 10.01 hereof, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and the percentage of the principal amount of the then-outstanding Securities which shall constitute a quorum at such meeting, shall be given, in the manner provided in the Indenture, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
          (b) In case at any time the Company, pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 10.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.
     Section 10.03 Persons Entitled to Vote at Meetings.
          To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more outstanding Securities or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 10.04 Quorum; Action.
          The Persons entitled to vote a majority in principal amount of the then-outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.
          At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the third paragraph of Section 8.02 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Securities then outstanding represented and voting at such meeting.
          Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.
     Section 10.05 Determination of Voting Rights; Conduct and Adjournment of Meetings.
          (a) Notwithstanding any other provisions of this Supplemental Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.
          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 10.02(b) hereof, in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Securities represented at the meeting.
          (c) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.
          (d) Any meeting of Holders of Securities duly called pursuant to Section 10.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the then-outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.
     Section 10.06 Counting Votes and Recording Action of Meetings.
          The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02 hereof and, if applicable, Section 10.04 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Article 11.
Miscellaneous
     Section 11.01 Governing Law.
          This First Supplemental Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 11.02 No Security Interest Created.
          Nothing in this First Supplemental Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

     Section 11.03 Successors.
          All agreements of the Company in this First Supplemental Indenture and the Securities shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.
     Section 11.04 Counterparts.
          This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 11.05 Severability.
          In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 11.06 Table of Contents, Headings, Etc.
          The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 11.07 Calculations in Respect of Securities.
          Except as explicitly stated herein, the Company will be responsible for making all calculations required pursuant to this Supplemental Indenture, including, without limitation, calculations with respect to determinations of the Conversion Price and Conversion Rate. The Company shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be binding on the Holders. The Company shall provide a written schedule of such calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the Company’s calculations without responsibility for independent verification thereof. The Trustee shall forward a copy of such calculations to any Holder upon such Holder’s written request.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

MANNKIND CORPORATION
/s/ Hakan Edstrom
Name:	Hakan Edstrom
Title:	Chief Operating Officer

WELLS FARGO BANK, N.A.
/s/ Timothy P. Mowdy
Name:	Timothy P. Mowdy
Title:	Vice President

Signature Page to MannKind First Supplemental Indenture

Schedule A
Make Whole Premium Upon a Fundamental Change (Number of Additional Shares)

Stock Price on	Effective Date
Effective Date	12/12/2006	12/15/2007	12/15/2008	12/15/2009	12/15/2010	12/15/2011	12/15/2012	12/15/2013
$ 17.42	12.9049	12.9049	12.9049	12.9049	12.9049	12.9049	12.9049	12.9049
20.00	10.5921	10.0069	9.3784	8.6947	7.9346	7.1036	6.1242	5.4998
25.00	7.8688	7.2594	6.5736	5.7895	4.8654	3.7737	2.3243	0.0000
30.00	6.2925	5.7304	5.0952	4.3652	3.5099	2.5230	1.3157	0.0000
35.00	5.2673	4.7642	4.1968	3.5483	2.7979	1.9646	1.0142	0.0000
40.00	4.5632	4.1093	3.6014	3.0284	2.3894	1.6632	0.8691	0.0000
45.00	4.0322	3.6270	3.1731	2.6618	2.0978	1.4609	0.7696	0.0000
50.00	3.6152	3.2495	2.8408	2.3810	1.8772	1.3090	0.6922	0.0000
75.00	2.4045	2.1520	1.8807	1.5744	1.2443	0.8686	0.4616	0.0000
100.00	1.8047	1.6122	1.4075	1.1777	0.9316	0.6496	0.3461	0.0000
150.00	1.2058	1.0749	0.9373	0.7821	0.6189	0.4297	0.2299	0.0000
200.00	0.9071	0.8055	0.7022	0.5836	0.4624	0.3186	0.1696	0.0000

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EXHIBIT A
[FORM OF FACE OF SECURITY]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

[1]	This paragraph should be included only if the Security is a Global Security.

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MannKind Corporation
3.75% Senior Convertible Notes due 2013
No. A1 CUSIP: 56400 PAAO

     MannKind Corporation, a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of One Hundred Fifteen Million Dollars ($115,000,000.00) on December 15, 2013.

Interest Payment Dates:	June 15 and December 15,
commencing June 15, 2007

Record Dates:	June 1 and December 1
     This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.
Additional provisions of this Security are set forth on the other side of this Security.
Dated: December 12, 2006
SIGNATURE PAGE FOLLOWS

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of December 12, 2006.
MannKind Corporation
By:

By:

Trustee’s Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture.

Wells Fargo Bank, N.A., as Trustee

By:

Authorized Signatory:

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[FORM OF REVERSE SIDE OF SECURITY]
MannKind Corporation
3.75% Senior Convertible Notes due 2013

1.	INTEREST
     The Company promises to pay interest on the principal amount of this Note at the rate of 3.75% per annum. The Company shall pay interest semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2007. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 12, 2006; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, such Interest Payment Date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.
     If the Holder elects to require the Company to repurchase this Security pursuant to Section 5 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest accrued and unpaid hereon to, but not including, the applicable Fundamental Change Purchase Date, will be paid to the Holder in whose name the Securities are registered as of the close of business on the Regular Record Date immediately preceding the applicable Fundamental Change Purchase Date.
     A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Security so converted (but excluding any overdue interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) with respect to which the Company has specified a Fundamental Change Purchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, or (b) after the last Regular Record Date prior to the Final Maturity Date, in either case, shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

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2.	METHOD OF PAYMENT
     The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on June 1 or December 1, as the case may be, (each, a “Regular Record Date”) immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT
     Initially, Wells Fargo Bank, N.A. (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE
     This Security is one of a duly authorized issue of Securities of the Company designated as its 3.75% Senior Convertible Notes Due 2013 (the “Securities”), issued under an Indenture dated as of November 1, 2006 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated December 12, 2006 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.
     The Securities are general, unsecured senior obligations of the Company initially limited to $115,000,000 in aggregate principal amount. Additional Securities may be issued under the Indenture in an unlimited aggregate principal amount subject to certain conditions specified in the Indenture. The Indenture does not limit the incurrence of other debt of the Company or its existing or future Subsidiaries, secured or unsecured.

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5.	PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE
     If a Fundamental Change occurs, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is not less than 20 and no more than 30 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with unpaid interest, if any, accrued to, but excluding, the Fundamental Change Purchase Date. A Fundamental Change Company Notice shall be given by the Company to the Holders as provided in the Supplemental Indenture. To exercise such repurchase right, a Holder must deliver to the Trustee a Fundamental Change Repurchase Notice (in the form attached hereto) as provided in the Supplemental Indenture.

6.	CONVERSION
     Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof.
     Subject to certain conditions provided for in the Supplemental Indenture, in certain circumstances, a Holder may receive an amount in Common Stock equal to the Make Whole Premium, in addition to the shares of Common Stock issuable upon conversion of such Security.
     The Conversion Rate shall be initially equal to 44.5002 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be adjusted under certain circumstances as provided in the Indenture.
     No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

7.	DENOMINATIONS, TRANSFER, EXCHANGE
     The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

8.	PERSONS DEEMED OWNERS
     The Holder of a Security may be treated as the owner of it for all purposes.

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9.	UNCLAIMED MONEY
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.	DISCHARGE PRIOR TO MATURITY.
     Subject to certain conditions and limitations contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) all of the Securities then outstanding shall become due and payable at their scheduled Maturity within one year, and (2) the Company shall have deposited with the Trustee money and/or Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the outstanding Securities on the date of Maturity.

11.	AMENDMENT, SUPPLEMENT AND WAIVER
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

12.	SUCCESSOR ENTITY
     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13.	DEFAULTS AND REMEDIES
     Under the Indenture, an Event of Default shall occur if:

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          (a) the Company shall fail to pay when due the principal or any Fundamental Change Purchase Price of any Security, including any Make Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon repurchase, acceleration or otherwise; or
          (b) the Company shall fail to pay an installment of interest, if any, on any of the Securities, which failure continues for 30 days after the date when due; or
          (c) the Company shall fail to deliver when due all shares of Common Stock, together with cash instead of fractional shares, deliverable upon conversion of the Securities, which failure continues for 10 days; or
          (d) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities, this Supplemental Indenture or the Base Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or
          (e) (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $25,000,000 or (ii) there is an acceleration of any indebtedness for borrowed money in an amount in excess of $25,000,000 because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or
          (f) the Company fails to provide a Fundamental Change Company Notice in accordance with Section 3.02 of the Supplemental Indenture; or
          (g) a court having jurisdiction enters (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appoints a Receiver of the Company or of any substantial part of its property, or orders the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
          (h) the Company pursuant to or within the meaning of any Bankruptcy Law:
               (1) commences as a debtor a voluntary case or proceeding;
               (2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

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               (3) consents to the appointment of a Receiver of it or for all or substantially all of its property;
               (4) makes a general assignment for the benefit of its creditors;
               (5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
               (6) consents to the filing of such a petition or the appointment of or taking possession by a Receiver.
          The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY
     Wells Fargo Bank, N.A., the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.	NO RECOURSE AGAINST OTHERS
     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16.	AUTHENTICATION
     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

17.	ABBREVIATIONS AND DEFINITIONS
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

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18.	CUSIP NUMBERS.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security. No representation is made as to the accuracy of such numbers either as printed on this Security and reliance may be placed only on the other identification numbers placed thereon.

19.	INDENTURE TO CONTROL; GOVERNING LAW
     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: MannKind Corporation, 28903 North Avenue Paine, Valencia, California 91355, Attention: General Counsel, Facsimile No.: (661) 755-2086, Telephone No.: (661) 775-5300.

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ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears
on the other side of this Security)
*Signature guaranteed by:

By:

*The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE
To convert this Security, check the box:
          ☐
To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $___.
If you want the cash paid to another person or the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears
on the other side of this Security)
*Signature guaranteed by:

By:

*The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:	MannKind Corporation
     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from MannKind Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price to the registered Holder hereof.

Date:	Your Signature:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES
The following exchanges, purchase, repurchases, purchases or conversions of a part of this Global Security have been made:

Principal
	Amount of	Amount of	Amount of this
	Decrease in	Increase in	Global Security	Signature of
	Principal	Principal	following each	Authorized
Date of	Amount of this	Amount of this	Increase or	Officer of
Exchange	Security	Security	Decrease	Trustee